ATTACHMENT TO THE

AMENDMENT TO REPORT OF OPERATION OF BUSINESS TRUST

OF

MUTUAL FUND SERIES TRUST

(Registration Number 1606538)

Tobias Caldwell, Trustee of the above-named business trust, certifies that the Report of Operation of Business Trust is being amended pursuant to Section 1746.07 of the Ohio Revised Code, and a certified copy of Amendment No. 49 to the Agreement and Declaration of Trust of Mutual Fund Series Trust is attached hereto.

/s/ Tobias Caldwell

Tobias Caldwell, Trustee

STATE OF NEW YORK                             )

                     )

COUNTY OF SUFFOLK                           )

Sworn to and subscribed in my presence by Tobias Caldwell, a Trustee of Mutual Fund Series Trust, an Ohio business trust, on behalf of said trust, this 3rd day of June, 2022.

/s/ Michael Rocco Velardi

Notary Public

My Commission Expires: 2/14/2026

MUTUAL FUND SERIES TRUST
Amendment No. 49 to Agreement and Declaration of Trust

The undersigned officer of Mutual Fund Series Trust (the "Trust") hereby certifies that the following resolution was adopted by the Board of Trustees (the "Board") of the Trust at a meeting of the Board on May 26, 2022:

RESOLVED, that, pursuant to Section 4.1 of the Agreement and Declaration of Trust of the Trust, a majority of the trustees of the Trust, amended in its entirety the first paragraph of Section 4.2, to read as follows:

Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees establish and designate the following Series of Shares of the Trust (each a “Series”) and as to each Series, the Trustees establish and designate Classes of Shares as indicated below:

Designated Series	Designated Classes for Each Series

AlphaCentric Income Opportunities Fund	Class A, C, C-1, I and T
AlphaCentric LifeSci Healthcare Fund	Class A, C, C-1 and I
AlphaCentric Premium Opportunity Fund	Class A, C, C-1, I and T
AlphaCentric Robotics and Automation Fund	Class A, C, C-1, I and T
AlphaCentric Strategic Income Fund	Class A, C, C-1 and I
AlphaCentric SWBC Municipal Opportunities Fund	Class A, C, C-1 and I
AlphaCentric Symmetry Strategy Fund	Class A, C, C-1 and I
Catalyst Buffered Shield Fund	Class A, C, C-1, I and T
Catalyst Buyback Strategy Fund	Class A, C, C-1, I and T
Catalyst/CIFC Floating Rate Income Fund	Class A, C, C-1, I and T
Catalyst/CP Focus Large Cap Fund	Class A, C, C-1, I and T
Catalyst/CP Focus Mid Cap Fund	Class A, C, C-1, I and T
Catalyst/CP World Equity Fund	Class A, C, C-1, I and T
Catalyst Dynamic Alpha Fund	Class A, C, C-1, I and T
Catalyst Energy Infrastructure Fund	Class A, C, C-1, I and T
Catalyst Enhanced Income Strategy Fund	Class A, C, C-1 and I
Catalyst Income and Multi-Strategy Fund	Class A, C, C-1, I and T
Catalyst Insider Buying Fund	Class A, C, C-1, I and T
Catalyst Insider Income Fund	Class A, C, C-1, I and T
Catalyst/Lyons Tactical Allocation Fund	Class A, C, C-1, I and T
Catalyst/MAP Global Balanced Fund	Class A, C, C-1, I and T
Catalyst/MAP Global Equity Fund	Class A, C, C-1, I and T
Catalyst/Millburn Dynamic Commodity Strategy Fund	Class A, C, C-1, I and T
Catalyst/Millburn Hedge Strategy Fund	Class A, C, C-1, I and T
Catalyst Nasdaq-100 Hedged Equity	Class A, C, C-1, I and T
Catalyst/Princeton Credit Opportunity Fund	Class A, C, C-1, I and T
Catalyst/SMH High Income Fund	Class A, C, C-1, I and T
Catalyst/SMH Total Return Income Fund	Class A, C, C-1, I and T
Catalyst/Stone Beach Income Opportunity Fund	Class A, C, C-1, I and T
Catalyst Systematic Alpha Fund	Class A, C, C-1, I and T
Catalyst/Warrington Strategic Program Fund	Class A, C, C-1, I and T
Day Hagan Smart Value Fund	Class A, C, I and T
Empiric 2500 Fund	Class A and C

Eventide Core Bond Fund	Class A, C, N and I
Eventide Dividend Opportunities Fund	Class A, C, N, I and T
Eventide Exponential Technologies Fund	Class A, C, N and I
Eventide Gilead Fund	Class A, C, N, I and T
Eventide Healthcare & Life Sciences Fund	Class A, C, N, I and T
Eventide Large Cap Focus Fund	Class A, C, N, I
Eventide Limited-Term Bond Fund	Class A, C, N, I and T
Eventide Multi-Asset Income Fund	Class A, C, N, I and T
JAG Large Cap Growth Fund	Class A, C and I

The above paragraph shall supersede and take the place of the existing first paragraph for Section 4.2 of the Agreement and Declaration of Trust.

Subsections (a) through (1) of Section 4.2 of the Agreement and Declaration of Trust of Mutual Fund Series Trust are hereby incorporated by reference.

Date: June 3rd, 2022

/s/ Michael Schoonover

Michael Schoonover, President and Principal Executive Officer of the Trust